PRICING SUPPLEMENT NO. 99                                       Rule 424 (b)(3)
DATED: May 27, 1998                                          File No. 333-43565
(To Prospectus dated Janaury 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:              Floating Rate Notes     Book Entry Notes
$40,000,000                    [x]                     [x]

Original Issue Date:           Fixed Rate Notes        Certificated Notes
June 1, 1998                   [_]                     [_]


Maturity Date:                 CUSIP#: 073928 CK 7
June 1, 1999

Option to Extend Maturity:     No  [x]

                               Yes [_]   Final Maturity Date:



                                           Optional            Optional
                       Redemption          Repayment           Repayment
Redeemable On          Price(s)            Date(s)             Price(s)
-------------          -----------         ----------          ---------

N/A                    N/A                 N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]         Commercial Paper Rate            Minimum Interest Rate: N/A

[_]         Federal Funds Rate               Interest Reset Date(s): *

[_]         Treasury Rate                    Interest Reset Period: Monthly

[_]         LIBOR Reuters                    Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                       Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: 5.62625%

Index Maturity:  One Month

Spread (plus or minus): -0.03%
--------------------------------------

*        The 1st of each month.

**       The 1st of each month.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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